As filed with the Securities and Exchange Commission on January 15, 2009

Registration No. 333-156449

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective
Amendment No. 1 to
FORM S-3

 REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

New Generation Biofuels Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	26-0067474
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Primera Boulevard, Suite 3130
Lake Mary, Florida 32746
(321) 363-5100
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cary J. Claiborne
Chief Financial Officer and Secretary
New Generation Biofuels Holdings, Inc.
1000 Primera Boulevard, Suite 3130
Lake Mary, Florida 32746
(321) 363-5100
 (Name, address including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steven M. Kaufman, Esq.
Hogan & Hartson LLP
555 Thirteenth Street N.W.
Washington, DC  20004
Tel: (202) 637-5600

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One)

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount being registered (1)(5)	Proposed maximum offering price per share (2)(5)	Proposed maximum aggregate offering price (2)(3)(4)(5)	Amount of registration fee
Preferred Stock, par value $0.001 per share
Common Stock, par value $0.001 per share
Warrants
Total Registration Fee			$10,000,000	$393.00	(6)

(1)
Securities registered hereunder may be sold separately or together with other securities registered hereunder. There is being registered hereunder such currently indeterminate number or amount of preferred stock, common stock, and warrants as may from time to time be issued at currently indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.

(2)	The proposed maximum offering price per share will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.
(3)	The securities registered hereunder shall have an aggregate initial offering price not to exceed $10,000,000.
(4)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.   Such price will not exceed the limitations contained in General Instruction I.B.6 of Form S-3.

(5)	Not specified as to each class of security pursuant to General Instruction II.D. of Form S-3.
(6)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 15, 2009

PROSPECTUS

$10,000,000

NEW GENERATION BIOFUELS HOLDINGS, INC.

Preferred Stock
Common Stock
Warrants

We may offer and sell from time to time shares of our preferred stock, common stock, warrants to purchase shares of our common stock, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $10,000,000.  Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus.  The prospectus supplement also may add, update or change information contained in this prospectus.  This prospectus may not be used to offer and sell securities without a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the symbol “NGBF.” On Janary 14, 2009, the closing sale price of our common stock on the NASDAQ Capital Market was $1.00 per share.  None of our other securities are currently publicly traded.  As of January 14, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was $11,564,602, based on 20,280,614 shares of outstanding common stock, of which 11,564,602 shares were held by non-affiliates, and a per share price of $1.00 based on the closing sale price of our common stock on that date.  We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of Form S-3.

Investing in these securities involves a high degree of risk. Please carefully review the section entitled Risk Factors beginning on page 2 of this prospectus and in the applicable prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our Securities and Exchange Commission filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January __, 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $10,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.  If there is an inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.  You should read carefully both this prospectus and the applicable prospectus supplement together with the documents we incorporate by reference into this prospectus as described below under the heading “Incorporation of Certain Information By Reference” before making an investment decision.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC public reference room as discussed below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

OUR COMPANY

We are a development stage renewable biofuels provider that is marketing a new class of “second generation” biofuels for use in power generation, commercial and industrial heating and marine transportation.  We produce our biofuels using a proprietary blending technology that we believe is simpler, cleaner, less expensive, and less energy intensive than the complex chemical reaction process used to produce traditional biodiesel.  We believe that this technology enables us to produce biofuels that cost less to produce, use less energy and generate significantly lower emissions than our competitors.  Our technology also gives us the flexibility to produce our biofuel from multiple feedstocks, which allows us to use non-edible raw materials in our production process, when desirable.  We believe that these factors will enable us to customize our product to specific customer requirements and react more quickly to trends in the biofuels market.  Our business model calls for establishing direct sales with customers from manufacturing plants that we may lease, purchase or build and sublicensing our technology to qualified licensees.

Our principal executive office is located at 1000 Primera Boulevard, Suite 3130 Lake Mary, Florida 32746.  Our telephone number is (321) 363-5100.  Our website is www.newgenerationbiofuels.com.  The information on our website or any other website is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve numerous assumptions, risks and uncertainties, many of which are beyond our control.  Our actual results could differ materially from anticipated results.  Important factors that may cause actual results to differ from projections include without limitation:

•	our lack of operating history;

•	our dependence on additional financing to continue as a going concern;

•	our inability to generate revenues from sales of our biofuel and to establish production facilities;

•
our inability to enter into acceptable sublicensing agreements with respect to our technology or the inability of any sublicensee to successfully manufacture, market or sell biofuel utilizing our licensed technology;

•	our inability to compete effectively in the renewable fuels market;

•
governmental regulation and oversight, including whether or not we are able to obtain the governmental approvals necessary to allow our biofuel to be marketed as “biodiesel,” or as a new class of biofuel;

•	market acceptance of our biofuel;

•	unexpected costs and operating deficits;

•	adverse results of any material legal proceedings; and

•	other specific risks set forth or incorporated by reference under the heading “Risk Factors” beginning on page 2 of this prospectus.

All statements that are not clearly historical in nature regarding our strategy, future operations, financial position, prospects, plans and management objectives are forward-looking statements. When used in this prospectus, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions generally are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements are based on information available at the time the statement was made. We undertake no obligation to update any forward-looking statements or other information contained in this report as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved.

References in this prospectus to “New Generation Biofuels Holdings, Inc.,” “we,” “us” and “our” are to New Generation Biofuels Holdings, Inc.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before making an investment decision, you should carefully consider the risk factors described in our SEC filings that are incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of our securities.  Additional risks, including those that relate to any particular securities we offer, may be included in the applicable prospectus supplement.  If any of the risks actually occur, our business, results of operations and financial condition would likely suffer.  In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include working capital and/or capital expenditures.  We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF SECURITIES

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the securities that we may offer under this prospectus. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We also may include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We are currently authorized to issue 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. As of January 14, 2009, 20,280,614 shares of common stock, 26,400 shares of Series A Cumulative Convertible Preferred Stock and 70,851 shares of Series B Cumulative Convertible Preferred Stock were outstanding.  We will limit the number of shares of preferred stock, common stock or warrants that can be offered or sold under any prospectus supplement to the number of authorized but unissued shares not previously reserved for issuance.

  The following summary description of our preferred and common stock is based on our articles of incorporation and our bylaws in effect as of the date of this prospectus and the applicable provisions of the Florida Business Corporation Act.  The terms of any series of preferred stock we offer pursuant to this prospectus will be set forth in an amendment to our articles of incorporation and summarized in the applicable prospectus supplement. For more information on how you can obtain copies of our articles of incorporation, any amendments and our bylaws, see “Where You Can Find More Information” beginning on page 10.

Preferred Stock

Our articles of incorporation provides that we may issue shares of preferred stock from time to time in one or more series. Our board of directors is authorized to fix the number of shares of any series of preferred stock and to determine the designation of any such series.  The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions of any unissued series of preferred stock to fix the number of shares constituting such series and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.  Any series of preferred stock could have rights which would adversely affect the rights of a holder of common stock.  The shares of any series of preferred stock need not be identical to any other class or series.

In the event that we offer preferred stock, you should refer to the applicable prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including some or all of the following:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•
the dividend rate or rates or method of calculating the rates, the dates on which any dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate, whether any dividends will be payable in cash, securities, other property or a combination of the foregoing;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered may be convertible into common stock (including any mandatory conversion provisions),

•	any listing of the preferred stock being offered on any securities exchange;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•
any limitations on the issuance of any series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any limitations on our ability to take certain actions without the consent of a specified number of holders of preferred stock;

•	any anti-dilution provisions; and

•	any additional designations, powers, preferences and the relative, participating, optional or other rights and the qualifications, limitations and restrictions of the series.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares upon the common stock from legally available funds, subject to any preferential rights. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Warrants

We may issue warrants to purchase common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We may issue warrants under one or more warrant agreements to be entered into between the company, and a warrant agent that we would name in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including some or all of the following:

•	the title of the warrants;

•	the offering price and aggregate number of warrants to be offered;

•	the exercise price of the warrants;

•	the number of shares of common stock or other securities that can be purchased upon the exercise of an individual warrant;

•	the dates or periods during which the warrants are exercisable;

•	if applicable, the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

For more information on how you can obtain copies of the applicable warrants, see “Where You Can Find More Information” beginning on page 10.  We urge you to read the applicable warrant and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to use the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third (33.33%) of the aggregate market value of our outstanding, publicly held voting and non-voting common equity in any 12 month period. We may, from time to time, offer and sell the securities registered hereby up to this maximum amount.

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to purchasers, including our affiliates;

•	through agents;

•
through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  We may engage in “at the market” offerings of our common stock.  An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker.

We will set forth in a prospectus supplement the terms of the offering of our securities, including some or all of the following:

•	the type and amount of securities we are offering;

•	the purchase price of our securities being offered and the net proceeds we will receive from the sale;

•	the method of distribution of the securities we are offering;

•	the name or names of any agents, underwriters or dealers;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.  Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us.  The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NASDAQ Capital Market.  Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities.  The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.  We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.  Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Hogan & Hartson LLP, 555 Thirteenth Street, N.W., Washington, D.C. 20004, will pass upon the validity of the securities covered by this prospectus.

EXPERTS

The consolidated financial statements as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2007 and for the period from February 28, 2006 (inception) to December 31, 2006, and for the period from February 28, 2006 (inception) to December 31, 2007 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007 and 2006 have been audited by Imowitz Koenig & Co., LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers of securities, like us, that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet website.  We also maintain a website at www.newgenerationbiofuels.com, which provides additional information about our company.  The contents of our website or any other website, however, are not a part of this prospectus and is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including certain exhibits and schedules and the information incorporated by reference, contains more information than this prospectus regarding us and our securities. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

New Generation Biofuels Holdings, Inc.
Attn: Cary J. Claiborne
1000 Primera Boulevard, Suite 3130
Lake Mary, FL 32746
(321) 363-5100
Website:  www.newgenerationbiofuels.com

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.  We incorporate by reference each of the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2007 (SEC File Nos. 000-51903 and 001-34022), as amended;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 (SEC File No. 001-34022), as amended if applicable;

•
our Current Reports on Form 8-K filed with the SEC on January 11, 2008, February 25, 2008, March 27, 2008, March 31, 2008, April 22, 2008, May 14, 2008, June 6, 2008, September 18, 2008, October 17, 2008 (amendment to Form 8-K filed on September 18, 2008) and November 17, 2008 (SEC File No. 000-51903 and 001-34022), except for portions of such reports which were deemed to be furnished and not filed; and

•	the description of our capital stock contained in our Registration Statement on Form 8-A filed with the SEC on April 14, 2008 and as amended September 22, 2008 (SEC File No. 001-34022).

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities.  These documents may include annual, quarterly and current reports, as well as proxy statements.  Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

NEW GENERATION BIOFUELS HOLDINGS, INC.

$10,000,000

Preferred Stock
Common Stock
Warrants

Prospectus

January ___, 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses that the registrant has incurred in connection with the filing of this registration statement and may incur in connection with a single offering of securities covered by this registration statement, other than underwriting discounts or commissions, if any.  All of the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fees	$393
Transfer Agent Fees	2,000
Legal Fees and Expenses	30,000
Printing and Engraving Expenses	2,000
Accounting Fees and Expenses	5,000
Miscellaneous	2,000
Total	$41,393

Item 15.  Indemnification of Directors and Officers.

Section 607.0850 of the Florida Business Corporation Act provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index on page 15 hereof, which is incorporated by reference to this Item 16.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida on January15, 2009

NEW GENERATION BIOFUELS HOLDINGS, INC.

By:	/s/ David A. Gillespie

President and Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David A. Gillespie	President, Chief Executive Officer and Director (principal executive officer)	January 15, 2009
David A. Gillespie

/s/ Cary J. Claiborne	Chief Financial Officer (principal financial and accounting officer)	January 15, 2009
Cary J. Claiborne

/s/ Lee S. Rosen*	Chairman of the Board	January 15, 2009
Lee S. Rosen

/s/ Phillip E. Pearce*	Director	January 15, 2009
Phillip E. Pearce

/ s/ John E. Mack*	Director	January 15, 2009
John E. Mack

/s/ James Robert Sheppard, Jr.*	Director	January 15, 2009
James Robert Sheppard, Jr.

/s/ Steven F. Gilliland*	Director	January 15, 2009
Steven F. Gilliland

*By:	/s/ David A. Gillespie
David A. Gillespie
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Documents

1.1**	Form of Underwriting Agreement

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed March 31, 2008).

4.2
Articles of Amendment to the Articles of Incorporation relating to our Series B Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed March 31, 2008).

4.3	Amended and Restated Bylaws, dated March 5, 2008 (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K, filed March 31, 2008).

4.4†	Specimen Common Stock Certificate

4.5**	Specimen Preferred Stock Certificate

4.6**	Form of Warrant

5.1†	Opinion of Hogan & Hartson LLP.

23.1*	Consent of Imowitz Koenig & Co., LLP.

23.2†	Consent of Hogan & Hartson (included in Exhibit 5.1).

24.1†	Power of Attorney (included on signature page hereof).

*	Filed herewith.

**	To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

†	Previously filed.